EISNERAMPER	EisnerAmper LLP 111 Wood Avenue South Iselin, NJ 08830-2700 T 732.243.7000 F 732.951.7400 www.eisneramper.com

Exhibit 16.1

April 15, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 12, 2019 of RCM Technologies, Inc. and are in agreement with the statements contained in paragraph (a) therein as it regards our firm.  We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Sincerely,

EISNERAMPER LLP

/s/ EisnerAmper LLP